As filed with the Securities and Exchange Commission on February 3, 2011

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAYSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	84-1390053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1010 South Milpitas Boulevard

Milpitas, CA 95035

(408) 582-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Magnus Ryde

Chief Executive Officer

DayStar Technologies, Inc.

1010 South Milpitas Boulevard

Milpitas, CA 95035

408 582-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen T. Adams, Esq.

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

(617) 310-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	3,372,052(2)	$1.54(3)(4)	$5,192,961	$602.91(4)
Common stock, par value $0.01 per share	1,114,650(5)	$1.54(3)(4)	$1,716,561	$199.30(4)
				$802.21(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to include an indeterminate number of shares of the Registrant’s common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of the Registrant’s common stock issuable upon exercise of an additional investment right and issuable if the Registrant elects to pay a commitment fee in shares of common stock. The number of shares have been calculated based on a per share price of $1.57.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on January 31, 2011.

(4)	Calculated pursuant to Rule 457(g) of the Securities Act.

(5)	Represents shares of the Registrant’s common stock issuable upon exercise of warrants at an exercise price of $1.57 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 3, 2011

PRELIMINARY PROSPECTUS

4,486,702 Shares of Common Stock

This prospectus may be used only in connection with the resale, from time to time, of up to 4,486,702 shares of our common stock, $0.01 par value per share, that may be issued under warrants issued pursuant to, and an additional investment right contained in, a Securities Purchase Agreement, dated February 2, 2011 (the “Purchase Agreement”), between DayStar Technologies, Inc. and Socius CG II, Ltd. This prospectus covers 3,184,714 shares of common stock issuable upon exercise of an additional investment right to the selling stockholder pursuant to the Purchase Agreement and 1,114,650 shares of common stock issuable upon exercise of warrants issuable to the selling stockholder pursuant to the Purchase Agreement. This prospectus also covers up to 187,338 shares of common stock issuable in connection with the commitment fee referred to below.

Under the terms of the Purchase Agreement, we are obligated to pay Socius a commitment fee in the form of shares of common stock or cash, at our option. The amount of the commitment fee will be $294,120 if it is paid in shares of common stock. Alternatively, the Company may pay $250,000 in cash prior to the due date. Payment of the commitment fee will occur at the time of the first tranche or, if not earlier paid, on the six-month anniversary of the effective date of the Purchase Agreement.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the underlying the warrants and the additional investment right and warrants and the additional investment right described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. However, we may receive proceeds from the exercise of the warrants and the additional investment right by the selling stockholder. The selling stockholder may elect to pay the exercise price for the warrant and the additional investment right by delivery of a promissory note.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholder against certain liabilities. The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholder and its pledgees, donees, transferees or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. Additional information on the selling stockholder, and the times and manner in which it may offer and sell shares of our common stock under this prospectus, is provided under “Selling Stockholder” and “Plan of Distribution” in this prospectus.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “DSTI.” On February 2, 2011, the last reported sale price of our common stock was $1.58 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2011

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to DayStar Technologies, Inc. a Delaware corporation and its predecessor entities, considered as a single enterprise.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Obtain Additional Information.” The selling stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

This prospectus contains trademarks, tradenames, service marks, and service names of DayStar Technologies, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including those incorporated by reference herein, contain forward-looking statements and information within the meaning of the securities laws, which involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

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These forward-looking statements include, among other things, statements about:

•	The competitive and rapidly-evolving nature of our industry;

•	The potential effect of competing products on our business;

•	Our ability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future growth strategies;

•	Estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

•	The condition of the financial markets; and

•	The current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in the “Risk Factors” section of this prospectus beginning on page 2. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results. We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 2. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary contains basic information about us. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the section entitled “Risk Factors.”

About DayStar

We have developed a proprietary thin film deposition technology for solar photovoltaic (“PV”) products. We utilize a proprietary one-step sputter deposition process and have manufactured a commercial scale deposition tool to apply high-efficiency copper indium gallium diselenide (“CIGS”) material over large area glass substrates in a continuous fashion. We intend to integrate this tool with commercially available thin film manufacturing equipment, which will provide us with a critically differentiated manufacturing process to produce low-cost monolithically integrated, CIGS-on-glass modules that address the grid-tied, ground-based PV market. We are pursuing a strategy to commercialize and manufacture our CIGS modules offshore and are in discussions with potential partners to implement this strategy.

We believe this proprietary deposition process, when operated at an annual capacity of approximately 100 megawatts, will enable us to achieve a total module manufacturing cost of less than $1.00 per watt. This cost would be competitive with the lowest in the solar PV industry. Using this approach, we have achieved greater than 15% cell efficiencies over large areas (100 square centimeters) on CIGS PV devices, and we believe that this approach will enable us to reach module efficiencies greater than 13%.

To facilitate our entry into the addressable solar PV market, we have entered into a contract with Blitzstrom GmbH, one of the world’s leading thin film solar PV integrators that commits Blitzstrom to purchase a minimum of 50% of our production through 2011, subject to these products meeting defined performance criteria. We have also signed a Letter of Intent with juwi Solar, which is interested in purchasing up to 25% of our production through 2011. It is unlikely that we will be able to deliver products prior to the end of 2011.

We initiated construction of our first module production line at a facility in Newark, California. In July 2010, the landlord of the Newark facility notified us that it had terminated our lease for the facility due to our failure to pay required rent. In connection with the lease termination, the landlord obtained a judgment for possession. As of August 30, 2010, we have moved our equipment and personnel to a new facility in Milpitas, California.

Recently, we have been funding our operations through a series of secured bridge loans. To date, we have borrowed an aggregate principal amount of $5,405,000 under these loans, of which $4,255,000 of original principal amount remains outstanding as of February 3, 2011. In connection with these loans, we granted security interests to the lenders in all of assets, including our intellectual property. Principal and unpaid interest under these loans is convertible at the option of the holder into shares of common stock. As part of this bridge loan financing, beginning in September 2009, we entered into a series of agreements with our Chairman, Mr. Peter Alan Lacey in which Mr. Lacey has provided us $3.1 million in funding in exchange for secured convertible promissory notes and warrants.

On April 29, 2010, we entered into an Omnibus Agreement with Dynamic Worldwide Solar Energy, LLC (“Dynamic”) in which Dynamic provided a bridge loan of $650,000. In addition to the bridge loan facility, the Omnibus Agreement included an Equipment Loan commitment whereby Bighorn Capital, Inc., an affiliate of Dynamic agreed to use its best efforts to secure an equipment loan for us which would allow us to take possession of the production equipment required for our initial production line and working capital. The final component of the Omnibus Agreement called for the contribution by Dynamic of the contracts for a solar generation power project to DayStar in exchange for shares of our common stock. Dynamic did not offer to assign such contract within the time period required by the Omnibus Agreement. In January, 2011, Dynamic converted this bridge loan into common stock of the Company.

On February 2, 2011, we entered into a securities purchase agreement (the “Purchase Agreement”) agreement with Socius CG II, Ltd. (“Socius”). Under the terms of the Agreement, we have the right over a term of two years, subject to certain conditions, to require Socius to purchase up to $5 million of redeemable Series B Preferred Stock (the “Preferred Stock”). With each purchase, Socius will receive two-year warrants to purchase shares of our common stock valued at 35% of the Preferred Stock amount. The exercise price of the warrants will equal the closing bid price of our common stock on the preceding day. In addition, Socius will be entitled to exercise an additional investment right for 60 days after each sale of Preferred Stock to purchase common stock valued at 100% of the amount of the Preferred Stock, at a per share price equal to the exercise price of the warrants associated with the sale of Preferred Stock. For a full description of the Socius transaction, see “Description of the Transaction” below.

We will require immediate and substantial additional funds beyond our current cash on hand in order to continue operations and to commercialize our product. In order to address our immediate financial needs, we have engaged financial advisors to seek long-term strategic investments and partnerships. To date, we have been unable to raise substantial additional capital or complete an agreement with an investor or strategic partner. Although we continue to seek strategic investors or partners, in light of our current cash position, we may in the near term be forced to cease or further curtail operations. An inability to raise additional funding in the very near term may cause us to file a voluntary petition for reorganization under the United States Bankruptcy Code, liquidate assets, and/or pursue other such actions that could adversely affect future operations. A wide variety of factors relating to the Company and external conditions could adversely affect our ability to secure additional funding necessary to continue operations and the terms of any funding that we secure.

The Offering

Common stock offered by the selling stockholder	4,486,702 shares of common stock, consisting of:

•	1,114,650 shares issuable upon exercise of a warrant;

•	3,184,714 shares issuable upon exercise of the additional investment right; and

•	187,338 shares issuable if we elect to pay the commitment fee in shares of common stock.

Use of proceeds	We will not receive any proceeds from the resale of any of the shares offered by the selling stockholder, however, we will receive payment in cash or notes issued by the selling stockholder upon any exercise of warrants or the additional investment right.

Nasdaq Capital Market symbol	DSTI

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors,” beginning on page 2 of this prospectus, in deciding whether or not to invest in our common stock.

Plan of Distribution	The selling stockholder and its pledgees, donees, transferees or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. See the section of this prospectus entitled “Plan of Distribution” for a complete description of the manner in which the shares registered hereby may be distributed.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time of up to 4,486,702 shares of our common stock by the selling stockholder. As noted in “Description of the Transaction” on page 5, these shares offered hereby were acquired or will be acquired by the selling stockholder in connection with that certain Securities Purchase Agreement, dated February 2, 2011, between us and Socius CG II, Ltd., the selling stockholder. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholder’s shares of common stock. We have also agreed to indemnify and hold harmless the selling stockholder against certain losses, claims, damages or liabilities, joint or several, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The following table, based upon information currently known by us, sets forth as of February 2, 2011: (i) the number of shares held of record or beneficially by the selling stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholder. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within sixty (60) days after February 2, 2011, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder.

Except as set forth in the section entitled “Description of the Transaction” beginning on page 5 of this prospectus or as set forth in this paragraph, the selling stockholder has not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years. On October 20, 2010, the Superior Court of the State of California for the County of Los Angeles (the “Court”) entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. DayStar Technologies, Inc. The Order provides for the full and final settlement of Socius GC II, Ltd.’s $977,147.59 claim against us (the “Claim”). Socius CG II, Ltd. purchased the Claim from fourteen of our creditors pursuant to the terms of the Claim Purchase Agreements as negotiated by DayStar with the respective vendors. Pursuant to the terms of the Order, on October 21, 2010, we issued and delivered to Socius CG II, Ltd. 325,000 shares of our common stock, subject to adjustment as set forth in the Order.

Unless otherwise indicated below, to our knowledge, the selling stockholder named in the table has sole voting and investment power with respect to its shares of common stock. The selling stockholder is not a broker-dealer, and the selling stockholder is not affiliated with a broker-dealer.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering		Common Stock Offered Pursuant to this Prospectus		Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering
Socius CG II, Ltd. (2)	4,486,702	(3)	4,486,702	(3)	0	0

(1)	We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)	The sole stockholder of Socius CG II, Ltd. is Socius Capital Group, LLC. Sabra ICG, LLC holds all of the membership interests of Socius Capital Group, LLC and Patricia Peizer holds all of the membership interests of Sabra ICG, LLC. Voting and dispositive power with respect to the shares held by Socius CG II, Ltd. is exercised by Terren Peizer, the Managing Director of Sabra ICG, LLC, Socius Capital Group, LLC and Socius CG II, Ltd., who acts as investment advisor to these entities. Terren Peizer, Patricia Peizer, Sabra ICG, LLC and Socius Capital Group, LLC disclaim beneficial ownership with respect to the shares held by Socius CG II, Ltd.

(3)	Includes 1,114,650 shares issuable upon exercise of warrants, 3,184,714 shares issuable upon exercise of the additional investment right set forth in the Securities Purchase Agreement and 187,338 shares issuable if we elect to pay the commitment fee in shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their respective pledgees, donees, transferees or other successors in interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on the NASDAQ Capital Market or any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell their shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealers or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

A selling stockholder also may transfer the shares of common stock or warrants in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

A selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be considered “underwriters” within the meaning of the Section 2(11) Securities Act in connection with such sales. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares or any compensation paid to them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 44 under the Securities Act may be sold under Rule 144 rather than this prospectus. There is no underwriter or coordinating broker-dealer acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. As of the date of this prospectus, we have not filed for registration or qualification in any state.

The selling stockholders has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

A selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares by the selling stockholder. Furthermore, we will not receive cash proceeds from the exercise of the warrant or the additional investment right to the extent that the warrant or additional investment right, as applicable, is exercised by promissory note, as permitted by their respective terms. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF THE TRANSACTION

On February 2, 2011 (the “Effective Date”), we entered into a securities purchase agreement (the “Purchase Agreement”) with Socius CG II, Ltd., a Bermuda exempted company (“Socius”), the selling stockholder. Pursuant to the terms of the Purchase Agreement, the Company has the right over a term of two years, subject to certain conditions, to demand through separate tranche notices that the Investor purchase up to a total of $5 million of Series B preferred stock.

Under the Purchase Agreement, in connection with each tranche, Socius will receive the right for 60 days to purchase an amount of shares of our common stock equal in value to the amount of the tranche at a per share price equal to the closing bid price of the common stock on the date preceding our delivery of the tranche notice (the “Investment Price”). In addition, in connection with each tranche notice, a portion of a warrant issued to Socius under the Purchase Agreement with an aggregate exercise price equal to 35% of the amount of the tranche will vest and become automatically exercisable at a per share price equal to the Investment Price. The warrant issued to Socius will be exercisable for two years from the effectiveness date of this registration statement.

Socius may pay for the shares it elects to purchase under the investment right at its option, in cash or a secured promissory note. Socius may pay for the shares it elects to purchase under the warrant at its option, in cash or a secured promissory note. Any such promissory note will bear interest at 2.0% per year and be secured by securities owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on the promissory note is due and payable on the fourth anniversary of the date of the promissory note, and may be applied by us toward the redemption of shares of Series B preferred stock held by Socius.

Holders of Series B Preferred Stock will be entitled to receive dividends, which will accrue in shares of Series B Preferred Stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B Preferred Stock or upon the liquidation, dissolution or winding up of the Company. The Series B Preferred Stock ranks, with respect to dividend right and upon liquidation:

•	Senior to the Company’s common stock and any other series or class of preferred stock other than a class or series of preferred stock intended to be listed for trading; and

•	Junior to all existing and future indebtedness of the company and any class or series of preferred stock intended to be listed for trading.

The Series B Preferred Stock has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon (the “Liquidation Value”), and is subject to repurchase by the Company following the consummation of certain fundamental transactions by the Company. Upon or after the fourth anniversary of the applicable issuance date, the Company has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock at the Liquidation Value. The Company also has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to: (i) 136% of the Liquidation Value if redeemed on or after the applicable issuance date but prior to the first anniversary of the applicable issuance date, (ii) 127% of the Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the applicable issuance date, (iii) 118% of the Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the applicable issuance date, and (iv) 109% of the Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the applicable issuance date.

Under the terms of the Purchase Agreement, we are obligated to pay Socius a commitment fee for committing to purchase the Series B Preferred Stock in the form of shares of common stock or cash, at our option. The amount of the commitment fee will be the number of shares determined by dividing $294,120 by the closing bid price of our common stock on the trading day immediately preceding the date on which the commitment fee is paid, if paid in shares of common stock. Alternatively, the Company may pay $250,000 in cash prior to the due date. If not earlier paid, the commitment fee is payable in full on the six-month anniversary of the effective date of the Purchase Agreement.

Our ability to submit a tranche notice is subject to certain conditions including, among others, that: (1) a registration statement covering our sale of shares of common stock issuable upon exercise of the additional investment right contained in the Purchase Agreement or upon exercise of the warrants issued to Socius in connection with the tranche is effective and (2) the issuance of such shares (together with all other shares beneficially owned) would not result in Socius and its affiliates beneficially owning more than 9.99% of our common stock.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and the exhibits thereto (including, without limitation, the form of Warrant, the form of Note and the form of Security Agreement), a copy of which is incorporated by reference as Exhibit 10.1 and incorporated by reference herein in its entirety, and the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, a copy of which is incorporated by reference as Exhibit 3.7 and incorporated by reference herein in its entirety.

We agreed to use our commercially reasonable efforts to file within 30 days of the Effective Date, and cause to become effective as soon as possible thereafter, a registration statement for the resale of all shares of common stock issuable pursuant to the Purchase Agreement, including, without limitation, all the shares of common stock underlying the Warrant and the additional investment right and the shares issuable if we elect to pay the commitment fee in shares of common stock. This registration statement is filed pursuant to that commitment.

LEGAL MATTERS

The validity of the rights and the common stock issued to the selling stockholders and the common stock issuable upon exercise of the warrants, as applicable, will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts.

EXPERTS

The financial statements of DayStar Technologies, Inc. for the years ended December 31, 2009 and 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports with respect thereto which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements, and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy, and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC with respect to the resale of shares of our common stock. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to our company and the securities offered in this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities or website of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

In addition, we make available, without charge, through our website, www.daystartech.com, electronic copies of our filings with the SEC, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference into this prospectus the documents listed below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2010;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2010;

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2010;

•

Our Current Reports on Form 8-K filed on January 4, 2010, January 7, 2010, January 12, 2010, January 26, 2010, January 29, 2010, February 3, 2010, February 8, 2010, February 17, 2010, February 18, 2010, March 19, 2010 (two reports), April 16, 2010, April 29, 2010, May 5, 2010, May 27, 2010, July 21, 2010, July 28, 2010, September 28, 2010, October 12, 2010, October 13, 2010, October 22, 2010, November 18, 2010, December 16, 2010, December 30, 2010, January 4, 2011, January 21, 2011, January 27, 2011 and February 3, 2011.

•	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on February 5, 2004, including any amendments or reports filed for the purpose of updating that description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (www.daystartech.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings and any other document incorporated by reference at no cost by writing or telephoning us at the following address:

Magnus Ryde

Chief Executive Officer

DayStar Technologies, Inc.

1010 South Milpitas Boulevard

Milpitas, CA 95035

408-582-7100

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

4,486,702 Shares of Common Stock

PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. All of the amounts shown are estimates except for the registration fee:

Amount to be Paid
SEC Registration Fee	$803
Legal and Financial Fees and Expenses*	10,000
Accountants’ Fees and Expenses*	10,000
Miscellaneous Fees and Expenses*	10,000

Total	$30,803

*	Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The registrant’s Amended and Restated Bylaws require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law or other applicable law. However, the registrant may modify the extent of such indemnification by individual contracts with its directors and officers. The registrant is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) the indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the registrant, (iii) indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under Delaware law or any other applicable law or (iv) a court of competent jurisdiction requires the registrant to indemnify.

The registrant’s Amended and Restated Bylaws require the registrant to advance litigation expenses to an indemnitee. However, where Delaware laws requires, the indemnitee first must provide to the registrant an undertaking to repay all advanced amounts if it is ultimately determined by final judicial decision that such indemnitee is not entitled to be indemnified. The registrant is not required to advance litigation expenses to an officer of the registrant (except by reason of the fact that such officer is or was a director of the corporation) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the registrant.

In addition, the Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Pursuant to the registrant’s Amended and Restated Bylaws, the registrant may maintain a directors’ and officers’ insurance policy which insures the directors, officers, employees or agents of the registrant and those serving at the request of the registrant as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity. The registrant currently has a policy providing directors and officers liability insurance in certain circumstances.

The registrant has entered into indemnification agreements with its officers and directors.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits listed in the Exhibit index immediately following the signature pages are filed as part of this Registration Statement on Form S-3.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, state of California, on February 3, 2011.

DAYSTAR TECHNOLOGIES, INC.

By:	/S/ MAGNUS RYDE
Magnus Ryde
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Magnus Ryde and Christopher T. Lail, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Lacey Peter A. Lacey	Chairman of the Board of Directors	February 3, 2011

/s/ Magnus Ryde Magnus Ryde	Chief Executive Officer (Principal Executive Officer)	February 3, 2011

/s/ Christopher T. Lail Christopher T. Lail	Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 3, 2011

/s/ Jonathan Fitzgerald Jonathan Fitzgerald	Director	February 3, 2011

/s/ Richard C. Green, Jr. Richard C. Green, Jr.	Director	February 3, 2011

/s/ William S. Steckel William S. Steckel	Director	February 3, 2011

/s/ Kang Sun Kang Sun	Director	February 3, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

3.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

3.4(4)	Amended and Restated Bylaws.

3.5(5)	Amendment to Amended and Restated Bylaws.

3.7(6)	Certificate of Designations of Series B Preferred Stock

4.3(7)	Form of Common Stock Certificate.

4.4(6)	Form of Warrant under the Securities Purchase Agreement

5.1*	Opinion of Greenberg Traurig, LLP, counsel to Registrant

10.1(6)	Securities Purchase Agreement, dated as of February 2, 2011, by and between DayStar Technologies, Inc. and Socius CG II, Ltd.

23.1*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

23.2*	Consent of Hein & Associates LLP.

24.1*	Power of Attorney (included in the signature page hereto).

*	Filed herewith.
(1)	Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on August 11, 2006.
(2)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2008.
(3)	Incorporated by reference to our Registration Statement on Form S-3 filed with the SEC on October 14, 2010.
(4)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008.
(5)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 29, 2010.
(6)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 3 ,2011.
(7)	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on November 7, 2003, as amended.